UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 28, 2015
Remark Media, Inc.

Delaware	001-33720	33-1135689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3930 Howard Hughes Parkway, Suite 400 Las Vegas, NV	89169	702-701-9514
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 28, 2015, Remark Media, Inc. (“we”, “us” or “our”) entered into a Settlement Agreement and Mutual General Release (the “Settlement Agreement”) with Bombo Sports & Entertainment, LLC (“BSE”) and Robert S. Potter (the “Principal”). The Settlement Agreement is related to that certain Loan Agreement, dated as of February 11, 2014, as amended by that certain Amendment No. 1 to Loan Agreement, dated as of April 16, 2014, by and between us and BSE (as amended, the “Loan Agreement”), pursuant to which we loaned BSE a total of $1.35 million. The Settlement Agreement provides for, among other things: (i) the settlement of our legal proceedings and release of our claims against BSE and the Principal, including for payment of all amounts due under the Loan Agreement; (ii) the termination of all agreements between us and the Principal; and (iii) certain other agreements and releases. Our entry into the Loan Agreement and the terms and conditions thereof were disclosed in our Current Reports on Form 8-K filed with the Securities and Exchange Commission on February 18, 2014 and on April 23, 2014.
On July 28, 2015, in connection with the Settlement Agreement, we also entered into a Servicing Agreement with BSE (the “Servicing Agreement”). The Servicing Agreement provides, among other things, for the following:

(i)	for a period of two years, BSE will loan to us the services of the Principal for up to 100 hours each year;

(ii)	for a period of two years, we may, at our option, engage BSE to produce a total of four one-hour length projects at cost;

(iii)
for a period of five years, we will have the exclusive right to use BSE’s film library (the “BSE Library”) in specified Asian-Pacific countries and territories (the “Asia Pacific Territory”), to the extent of BSE’s rights thereto and subject to BSE’s approval of any license or similar agreement governing our exploitation thereof (not to be unreasonably withheld), with us retaining the first $500,000 of net profit and any additional net profit split equally between us and BSE; and

(iv)
for a period of five years, we will have the right to purchase 10% of BSE for $1.50 or 20% of BSE for $5.00, provided that if we exercise this right, commencing on the six-month anniversary of such acquisition, we will be obligated to market the BSE Library in the Asia Pacific Territory for a period of 10 years, with us retaining 50% of the first $500,000 of net profits from such marketing and 25% of net profits thereafter, and us receiving $100,000 per year for such marketing services beginning on the 18-month anniversary of such acquisition.

The foregoing descriptions of the Settlement Agreement and the Servicing Agreement are not complete and are qualified in their entirety by reference to the full text of such documents, which we have filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 regarding the Loan Agreement is incorporated into this Item 1.02 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Settlement Agreement and Mutual General Release, dated as of July 28, 2015, by and among Remark Media, Inc., Bombo Sports & Entertainment, LLC and Robert S. Potter.
10.2	Servicing Agreement, dated as of July 28, 2015, by and between Remark Media, Inc. and Bombo Sports & Entertainment, LLC.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Remark Media, Inc.

Date:	July 30, 2015	By:	/s/ Douglas Osrow
		Name:	Douglas Osrow
		Title:	Chief Financial Officer